UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 21, 2008

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers

On April 21, 2008, CFS Bancorp, Inc. (the “Company”) announced that Daryl D. Pomranke has been appointed President of the Company and its wholly-owned subsidiary, Citizens Financial Bank, effective immediately.

Mr. Pomranke, age 47, has been Executive Vice President – Chief Operating Officer of the Company since joining the Company in April 2007.  Previously Mr. Pomranke had been Senior Vice President and Regional Financial Services Officer for Harris N.A. Indiana Region since January 2005. Mr. Pomranke held various management positions at Mercantile National Bank of Indiana/Harris N.A. since joining the organization in 1998 including Senior Vice President - Chief Financial Officer, Senior Vice President of Corporate Development and Senior Vice President of Corporate Services.

ITEM 7.01      Regulation FD Disclosure

On April 21, 2008, the Company issued a press release announcing the appointment of Daryl D. Pomranke as President.

Attached as Exhibit 99.1 is a copy of the Company’s press release related to the announcement. This press release is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except otherwise provided herein.

ITEM 9.01      Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number                                                   Description

                    99.1                                           Press release dated April 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: April 22, 2008	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President